UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2011

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Field Court, Lake Forest, Illinois 60045

(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry into a Material Definitive Agreement

Five-Year Credit Agreement

On October 11, 2011, Packaging Corporation of America (“PCA”) entered into a five year unsecured credit agreement (the “New Credit Agreement”) with the lenders and agents named therein. The New Credit Agreement replaces PCA’s old credit agreement, dated as of April 15, 2008 (the “Old Credit Agreement”), which was terminated. The New Credit Agreement is attached hereto as Exhibit 10.1, which is incorporated by reference herein. The Old Credit Agreement is filed as Exhibit 10.1 to PCA’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 18, 2008 and is incorporated by reference herein.

The New Credit Agreement contains a $150 million term loan facility, which PCA will fully borrow, and a $250 million revolving credit facility (which includes a $50 million letter of credit sub-facility). Beginning March 31, 2012, PCA is obligated to repay $3,750,000 of the principal amount of the term loan at the end of each calendar quarter during the term of the New Credit Agreement, with the remaining outstanding amount due on the maturity date of October 11, 2016, Borrowings may be used for general corporate purposes and bear interest at the LIBOR rate plus a margin that is determined based upon PCA’s credit ratings. The New Credit Agreement contains customary representations and warranties, conditions to borrowing and events of default (the occurrence of which would entitle the lenders to accelerate amounts outstanding). PCA must comply with certain financial covenants, including maintaining a minimum interest coverage ratio and a maximum leverage ratio and has certain restrictions on borrowing at the subsidiary level and incurring liens on its assets.

In addition to the term loan described above, letters of credit of approximately $14 million are outstanding under the New Credit Agreement. No amounts were outstanding under the Old Credit Agreement other than such letters of credit.

Receivables Securitization Facility

On October 11, 2011, PCA and two of its wholly-owned subsidiaries entered into Amendment No. 4 to the Amended and Restated Credit and Security Agreement, dated as of September 19, 2008, with Bank of America, National Association. PCA’s wholly-owned subsidiary may borrow on a revolving basis under this facility for the purpose of purchasing PCA’s accounts receivable. The borrowings bear interest at the LIBOR rate plus a margin and are secured by the receivables covered by the facility. The amendment extends the scheduled termination date of the facility to October 11, 2014 and increases the borrowing availability from $150 million to $200 million, subject to a borrowing base. The amendment is attached hereto as Exhibit 10.2, which is incorporated by reference herein.

The foregoing descriptions of the agreements described herein do not purport to be complete and are qualified in their entirety by reference to such agreements, which are provided as exhibits hereto.

Item 1.02.	Termination of a Material Definitive Agreement

The disclosure under Item 1.01 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(D)	Exhibits

10.1	Five Year Credit Agreement, dated as of October 11, 2011, by and among PCA and the lenders and agents named therein.

10.2	Amendment No. 4 to the Amended and Restated Credit and Security Agreement, dated as of October 11, 2011, between PCA, Packaging Credit Company, Packaging Receivables Company and Bank of America, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA (Registrant)

By:	/s/ Kent A. Pflederer
Vice President, General Counsel and Secretary

Date: October 12, 2011